Exhibit 99.1

DemandTec Announces Second Quarter Fiscal Year 2012 Financial Results

San Mateo, Calif. — September 29, 2011 — DemandTec, Inc. (NASDAQ: DMAN), the collaborative optimization network for retailers and consumer products companies, today announced financial results for the second quarter of fiscal year 2012 ended August 31, 2011.

“During our second quarter, we expanded customer relationships and achieved new customer wins,” said Dan Fishback, President and Chief Executive Officer of DemandTec. “DemandTec has become the cloud-based platform by which retailers and consumer products companies come together on the network to leverage shopper insights and form a more collaborative relationship to increase their revenue, volume, profit and customer loyalty objectives.”

Financial Highlights

Revenue

•                  Revenue was $22.0 million in the second quarter of fiscal 2012, compared to $20.4 million in the second quarter of fiscal year 2011.

Gross Profit

•                  GAAP gross profit was $13.3 million in the second quarter of fiscal 2012, compared to gross profit of $13.3 million in the second quarter of fiscal 2011.

•                  Non-GAAP gross profit, which excludes stock-based compensation expense and amortization of purchased intangibles, was $14.6 million in the second quarter of fiscal 2012, representing a non-GAAP gross margin of 66.3%, compared to $14.2 million in the second quarter of fiscal 2011, which represented a non-GAAP gross margin of 69.9%.

GAAP Operating and Net Loss

•                  GAAP loss from operations was $4.4 million in the second quarter of fiscal 2012, compared to a GAAP loss from operations of $2.8 million in the second quarter of fiscal 2011.

•                  GAAP net loss was $4.4 million, or ($0.13) per share in the second quarter of fiscal 2012, compared to a GAAP net loss of $2.9 million, or ($0.09) per share, in the second quarter of fiscal 2011.

Non-GAAP Operating and Net Income (Loss)

•                  Non-GAAP operating loss, which excludes $2.8 million in stock-based compensation expense, $933,000 in amortization of purchased intangible assets and $153,000 in restructuring charges, was $506,000 in the second quarter of fiscal 2012, compared to non-GAAP operating income of $539,000 in the second quarter of fiscal 2011.

•                  Non-GAAP net loss was $559,000, or ($0.02) per diluted share, in the second quarter of fiscal 2012, compared to non-GAAP net income of $538,000, or $0.02 per diluted share, in the second quarter of fiscal 2011.

Balance Sheet

•                  Cash, cash equivalents and marketable securities at the end of the second quarter of fiscal 2012 totaled $70.0 million, an increase of approximately $1.4 million from the end of the first quarter of fiscal 2012.

•                  The company generated $1.6 million in cash flow from operations and invested $535,000 in capital expenditures, resulting in free cash flow of $1.1 million in the second quarter of fiscal 2012.

Conference Call Information

DemandTec will host a conference call today, September 29, 2011 at 5:00 p.m. ET (2:00 p.m. PT) to discuss the company’s financial results and financial guidance. Those interested in participating in the call should dial 877-941-8609.  A replay of the conference call will be available by calling 303-590-3030 using passcode 4471056 starting at approximately 8:00 p.m. ET on Thursday, September 29, 2011 and ending on Thursday, October 6, 2011.  In addition, an archived webcast and podcast will be available on the Investor Relations page of the company’s website at http://investor.demandtec.com.

About DemandTec

DemandTec (NASDAQ:DMAN) connects more than 450 retailers and consumer products companies, providing common solutions to transact, interact, and collaborate on core merchandising and marketing activities.  DemandTec’s services enable customers to achieve their sales volume, revenue, shopper loyalty, and profitability objectives.  DemandTec customers have collaborated on more than five million trade deals.  DemandTec software and analytical services utilize a science-based platform to model and understand consumer behavior.  DemandTec customers include leading retailers and consumer products companies such as Ahold USA, Best Buy, ConAgra Foods, Delhaize America, General Mills, H-E-B Grocery Co., The Home Depot, Monoprix, PETCO, Safeway, Sara Lee, Target, Walmart, and WH Smith.

Forward-Looking Statements

This press release contains forward-looking statements regarding DemandTec’s expectations, hopes, plans, intentions or strategies, including statements about the company’s future financial performance, financial condition or results of operations, statements as to the plans of management for future operations, and statements as to management’s beliefs regarding the market’s interest in DemandTec’s services.  We may, in some cases, use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” and similar expressions to identify these forward-looking statements.  These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  The risks and uncertainties include changes in our pricing policies or those of our competitors, fluctuations in demand for our software, our ability to develop and implement in a timely manner new software and enhancements that meet customer requirements, customer timely payment of invoices, any significant changes in the competitive dynamics of our market, including new entrants or substantial discounting of products, general economic conditions in the retail and consumer products markets, the impact of the recent global economic crisis or other adverse economic conditions, and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission (“SEC”). More information about these and other risks that may impact DemandTec’s business are set forth in DemandTec’s Annual Report on Form 10-K, as well as subsequent reports filed with the SEC.  All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.  Any future products, features or related specifications that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement.  DemandTec reserves the right to modify future product plans at any time.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Measures” as well as the related tables. We anticipate disclosing forward-looking non-GAAP financial information in our conference call to discuss our second quarter fiscal year 2012 results, including an estimate of revenue, non-GAAP operating loss and net loss per share for the third quarter and full year fiscal 2012 that excludes stock-based compensation expenses, amortization of purchased intangible assets, restructuring charges, and acquisition related costs.  We cannot readily estimate our expected stock-based compensation expenses for these future periods, as they depend upon such factors as our future stock price for purposes of computation.

A copy of this press release can be found on the investor relations page of DemandTec’s website at www.demandtec.com.

Investor Contact:

Tim Shanahan, DemandTec, Inc.

(650) 645-7103

tim.shanahan@demandtec.com

Media Contact:

Karen Cohen, DemandTec, Inc.
(650) 645-7126
karen.cohen@demandtec.com

DemandTec and the DemandTec logo are registered trademarks of DemandTec, Inc.  DemandTec TradePoint Network is a trademark of DemandTec, Inc.

Source: DemandTec, Inc. (DMAN)

	DemandTec, Inc.
	Condensed Consolidated Balance Sheets
	(in thousands)
	August 31,	February 28,
	2011	2011
	(Unaudited)
Current assets:
Cash and cash equivalents	$30,791	$26,583
Marketable securities	33,404	40,834
Accounts receivable, net of allowances	10,583	9,357
Deferred commissions	1,059	1,073
Other current assets	3,002	2,475
Total current assets	78,839	80,322

Marketable securities, non-current	5,845	5,563
Property, equipment and leasehold improvements, net	6,524	6,556
Intangible assets, net	4,841	2,714
Goodwill	26,074	18,828
Other assets	1,487	1,112
Total assets	$123,610	$115,095

Current liabilities:
Accounts payable and accrued expenses	$14,287	$13,084
Deferred revenue	51,224	41,121
Total current liabilities	65,511	54,205

Deferred revenue, non-current	615	304
Other long-term liabilities	1,682	1,783

Stockholders’ equity:
Common stock	170,244	161,537
Accumulated other comprehensive income (loss)	(102)	147
Accumulated deficit	(114,340)	(102,881)
Total stockholders’ equity	55,802	58,803
Total liabilities and stockholders’ equity	$123,610	$115,095

	DemandTec, Inc.
	Condensed Consolidated Statements of Operations
	(in thousands, except per share data)
	(unaudited)
	Three Months Ended August 31,		Six Months Ended August 31,
	2011	2010	2011	2010

Revenue	$22,021	$20,388	$44,482	$38,433
Cost of revenue	8,703	7,082	17,615	14,196
Gross profit	13,318	13,306	26,867	24,237

Operating expenses:
Research and development	8,639	7,774	18,258	15,546
Sales and marketing	6,142	5,662	13,625	11,987
General and administrative	2,525	2,428	5,329	4,840
Amortization of purchased intangible assets	211	291	422	583
Restructuring charges	153	—	604	—
Total operating expenses	17,670	16,155	38,238	32,956

Loss from operations	(4,352)	(2,849)	(11,371)	(8,719)
Other income, net	22	52	82	78
Loss before provision for income taxes	(4,330)	(2,797)	(11,289)	(8,641)
Provision for income taxes	75	53	170	76

Net loss	$(4,405)	$(2,850)	$(11,459)	$(8,717)

Net loss per share - basic and diluted	$(0.13)	$(0.09)	$(0.35)	$(0.29)

Weighted average shares used in per share calculation, basic and diluted	32,877	30,210	32,527	29,994

	DemandTec, Inc.
	Condensed Consolidated Statements of Cash Flows
	(in thousands)
	(unaudited)
	Three Months Ended August 31,		Six Months Ended August 31,
	2011	2010	2011	2010
Operating activities:
Net loss	$(4,405)	$(2,850)	$(11,459)	$(8,717)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	931	800	1,831	1,568
Stock-based compensation expense	2,760	2,631	6,031	5,080
Amortization of purchased intangible assets	933	757	1,865	1,514
Provision for doubtful accounts	—	25	—	485
Other	30	34	(31)	(53)
Changes in operating assets and liabilities:
Accounts receivable	5,740	700	(676)	567
Prepaid expenses and other current assets	141	(2,757)	(18)	(2,556)
Other assets	251	(205)	(323)	(402)
Accounts payable and accrued liabilities	(700)	(2,544)	(546)	(1,684)
Accrued compensation	1,784	153	(690)	(1,548)
Deferred revenue	(5,842)	12,537	8,789	10,669
Net cash provided by operating activities	1,623	9,281	4,773	4,923

Investing activities:
Purchases of property, equipment, and leasehold improvements	(535)	(2,157)	(1,670)	(3,125)
Purchases of marketable securities	(19,021)	(21,514)	(25,729)	(37,964)
Maturities of marketable securities	13,050	13,950	32,877	28,795
Business acquisitions, net of cash acquired	—	(900)	(8,687)	(1,326)
Net cash used in investing activities	(6,506)	(10,621)	(3,209)	(13,620)

Financing activities:
Proceeds from issuance of common stock	340	204	2,676	890
Payment of employee withholding tax in lieu of issuing common stock	—	—	—	(937)
Net cash provided by (used in) financing activities	340	204	2,676	(47)
Effect of exchange rate changes on cash and cash equivalents	(15)	6	(32)	—
Net increase (decrease) in cash and cash equivalents	(4,558)	(1,130)	4,208	(8,744)
Cash and cash equivalents at beginning of period	35,349	13,721	26,583	21,335
Cash and cash equivalents at end of period	$30,791	$12,591	$30,791	$12,591

	DemandTec, Inc.
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(in thousands, except per share data)
	(unaudited)
	Three Months Ended August 31,		Six Months Ended August 31,
	2011	2010	2011	2010

GAAP cost of revenue	$8,703	$7,082	$17,615	$14,196
Deduct:
Stock-based compensation	(560)	(476)	(1,214)	(828)
Amortization of purchased intangible assets	(722)	(466)	(1,443)	(931)
Non-GAAP cost of revenue	$7,421	$6,140	$14,958	$12,437

GAAP gross profit	$13,318	$13,306	$26,867	$24,237
Add back:
Stock-based compensation	560	476	1,214	828
Amortization of purchased intangible assets	722	466	1,443	931
Non-GAAP gross profit	$14,600	$14,248	$29,524	$25,996

GAAP gross margin	60.5%	65.3%	60.4%	63.1%
Add back:
Stock-based compensation	2.5%	2.3%	2.7%	2.1%
Amortization of purchased intangible assets	3.3%	2.3%	3.3%	2.4%
Non-GAAP gross margin	66.3%	69.9%	66.4%	67.6%

GAAP research and development expense	$8,639	$7,774	$18,258	$15,546
Deduct stock-based compensation	(956)	(844)	(2,138)	(1,549)
Non-GAAP research and development expense	$7,683	$6,930	$16,120	$13,997

GAAP sales and marketing expense	$6,142	$5,662	$13,625	$11,987
Deduct stock-based compensation	(699)	(675)	(1,489)	(1,407)
Non-GAAP sales and marketing expense	$5,443	$4,987	$12,136	$10,580

GAAP general and administrative expense	$2,525	$2,428	$5,329	$4,840
Deduct:
Stock-based compensation	(545)	(636)	(1,190)	(1,296)
Acquisition-related costs	—	—	(194)	—
Non-GAAP general and administrative expense	$1,980	$1,792	$3,945	$3,544

GAAP total operating expense	$17,670	$16,155	$38,238	$32,956
Deduct:
Stock-based compensation	(2,200)	(2,155)	(4,817)	(4,252)
Amortization of purchased intangible assets	(211)	(291)	(422)	(583)
Restructuring charges	(153)	—	(604)	—
Acquisition-related costs	—	—	(194)	—
Non-GAAP total operating expense	$15,106	$13,709	$32,201	$28,121

GAAP loss from operations	$(4,352)	$(2,849)	$(11,371)	$(8,719)
Add back:
Stock-based compensation	2,760	2,631	6,031	5,080
Amortization of purchased intangible assets	933	757	1,865	1,514
Restructuring charges	153	—	604	—
Acquisition-related costs	—	—	194	—
Non-GAAP Income (loss) from operations	$(506)	$539	$(2,677)	$(2,125)

GAAP net loss	$(4,405)	$(2,850)	$(11,459)	$(8,717)
Add back:
Stock-based compensation	2,760	2,631	6,031	5,080
Amortization of purchased intangible assets	933	757	1,865	1,514
Restructuring charges	153	—	604	—
Acquisition-related costs	—	—	194	—
Non-GAAP net income (loss)	$(559)	$538	$(2,765)	$(2,123)

GAAP net loss per share	$(0.13)	$(0.09)	$(0.35)	$(0.29)
Non-GAAP net income (loss) per share	$(0.02)	$0.02	$(0.09)	$(0.07)

Weighted average shares outstanding	32,877	30,210	32,527	29,994
Add back dilutive effect of common stock equivalents on non-GAAP net income	—	2,613	—	—
Non-GAAP weighted average shares outstanding	32,877	32,823	32,527	29,994

GAAP cash flow from operations	$1,623	$9,281	$4,773	$4,923
Deduct purchases of property, equipment and leasehold improvements	(535)	(2,157)	(1,670)	(3,125)
Non-GAAP free cash flow	$1,088	$7,124	$3,103	$1,798

Use of Non-GAAP Financial Measures

The accompanying press release dated September 29, 2011 contains non-GAAP financial measures. The above table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP measures include non-GAAP cost of revenue, gross profit, gross margin, operating expenses, income from operations, net income, net income per share amounts, and free cash flow.

Our non-GAAP financial measures exclude costs and expenses for (i) amortization of purchased intangibles, (ii) stock-based compensation expense, (iii) restructuring charges, and (iv) acquisition-related costs.

Amortization of Purchased Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with our company and technology acquisitions over the estimated useful lives of the assets.  We exclude the amortization of purchased intangible assets from our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, we recognize that amortization costs provide investors with a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

Stock-Based Compensation Expense. We exclude stock-based compensation expense associated with equity incentives granted to employees, non-employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors may wish to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.

Restructuring Charges. We have excluded restructuring charges associated with a reduction in our workforce, primarily accrued severance, and the early termination of leases from our non-GAAP financial measures for the six months ended August 31, 2011. We have excluded expenses associated with these actions because they are non-recurring and because we believe investors may wish to exclude the effects of these actions in evaluating our financial performance for the quarter.

Acquisition-Related Costs. We have excluded acquisition-related costs associated with our acquisition of M-Factor, Inc. from our non-GAAP financial measures for the six months ended August 31, 2011. We have excluded expenses associated with this acquisition because they are non-recurring and because we believe investors may wish to exclude the effects of this acquisition in evaluating our financial performance for the quarter.

Free Cash Flow. Free cash flow is calculated as the total cash provided by (used in) operating activities less amounts paid for purchases of property, equipment, and leasehold improvements.  We use this metric internally to measure our performance in generating cash from our ongoing operations.  As this is a common metric among software-as-a-service companies, we believe our investors may also wish to use this metric to measure how much cash we are able to generate from our ongoing operations.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.